Exhibit 10.9

2006 AMENDMENT TO
ADESA, INC. 2005 SUPPLEMENTAL
EXECUTIVE RETIREMENT PLAN

Pursuant to its authority under Section VI of the ADESA, Inc. 2005 Supplemental Executive Retirement Plan (the “Plan”), ADESA, Inc. (the “Company”), acting through its Board of Directors, hereby amends the Plan as follows.

1.                                       Article III of the Plan is hereby amended by the addition of the following Section 3.3(e) thereto:

“(e)                            Cessation of Deferral Elections.  Notwithstanding any provision herein to the contrary, no Deferral Elections relating to Compensation or Bonuses to be earned or paid on or after January 1, 2007 shall be accepted by the Administrator.”

2.                                       Section 3.2(f) of the Plan is hereby restated in its entirety to read as follows, effective as December 2, 2006:

“(f)                              Timing of Employer Contribution Credits.  All Employer Contribution Credits with respect to a Participant for a Plan Year shall be credited on a ratable basis to the Participant’s Employer Contribution Account as of the first day of each calendar month of such Plan Year.”

Except as otherwise provided in this “2006 Amendment to the ADESA, Inc. 2005 Supplemental Executive Retirement Plan,” the Plan is hereby ratified and confirmed in all respects.

Executed this 21st day of December, 2006.

ADESA, INC.

/s/ David G. Gartzke

David G. Gartzke
Chairman of the Board